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                                                                     EXHIBIT 4.2


                          FIRST SUPPLEMENTAL INDENTURE
                         PROVIDING FOR THE AMENDMENT OF
                          INDENTURE DATED JULY 12, 2001

         This FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture"), dated as of _________ __, 2001, is entered into by and among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation, as Issuer (the "Company"), S&E Network, Inc., a Puerto Rican corporation (the "Released Party"), the Company's direct and indirect subsidiaries listed on the signature pages hereto (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

                                    RECITALS:

         A. The Company, the Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of July 12, 2001 (the "Indenture") providing for the issuance of 10 3/4% Senior Subordinated Notes due 2008;

         B. Paxson Communications of San Juan, Inc. has agreed to sell all of the issued and outstanding Capital Stock of the Released Party in compliance with the terms and conditions of the Indenture and Section 10.05 of the Indenture provides for the release of the Released Party from its Subsidiary Guarantee; and

         C. The Company, the Released Party, the Subsidiary Guarantors and the Trustee desire to enter into and deliver this First Supplemental Indenture, as permitted by Section 8.01 of the Indenture, to provide for the release of the Released Party from its Subsidiary Guarantee.

         NOW, THEREFORE, for and in consideration of the premises and other valuable consideration given at or before the delivery hereof, the receipt of which is acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of the respective Noteholders, as follows:

         SECTION 1. DEFINITIONS. Terms not otherwise defined herein have the same respective meanings as set forth in the Indenture.

         SECTION 2. AUTHORITY AND PURPOSE. This First Supplemental Indenture is adopted under the authority of, and in accordance with the provisions of, the TIA and the Indenture for the purpose of amending the Indenture to release the Released Party from its Subsidiary Guarantee, as set forth in this First Supplemental Indenture. These amendments are made without the consent of the Noteholders under the authority of Section 8.01 of the Indenture.

         SECTION 3. RELEASE OF SUBSIDIARY GUARANTEE. Effective as of the date hereof upon the sale of all the issued and outstanding Capital Stock of the Released Party by Paxson



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Communications of San Juan, Inc., the parties hereto agree that the Released
Party shall be released as a Subsidiary Guarantor under the Indenture and from its Subsidiary Guarantee and that the Released Party shall have no further obligations and liabilities thereunder.

         SECTION 4. EFFECT OF FIRST SUPPLEMENTAL INDENTURE. All of the terms of the Indenture shall remain unchanged and in full force and effect, pursuant to the terms thereof, except to the extent expressly amended and supplemented by this First Supplemental Indenture. This First Supplemental Indenture may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         SECTION 5. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE DEBENTURES.

         SECTION 6. TRUSTEE. The Trustee shall not be responsible for any recital herein. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and the Company's corporate seal to be hereunto affixed and attested, all as of the date and year first written above.

                                COMPANY:

                                PAXSON COMMUNICATIONS CORPORATION


                                By____________________________
                                   Name: William L. Watson
                                   Title: Vice President and Assistant Secretary

                                RELEASED PARTY:

                                S&E NETWORK, INC.


                                By____________________________
                                    Name: William L. Watson
                                    Title: Secretary


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                                 SUBSIDIARY GUARANTORS:

                                 BUD HITS, INC.
                                 BUD SONGS, INC.
                                 CAP COMMUNICATIONS LICENSE OF NEW LONDON, INC. CAP COMMUNICATIONS OF NEW LONDON, INC.
                                 CAP COMMUNICATIONS, INC.
                                 CHANNEL 66 OF TAMPA, INC.
                                 CLEARLAKE PRODUCTIONS, INC.
                                 COCOLA MEDIA CORPORATION OF FLORIDA
                                 COCOLA MEDIA CORPORATION OF SAN FRANCISCO, INC. DP MEDIA, INC.
                                 DP MEDIA LICENSE OF BATTLE CREEK, INC.
                                 DP MEDIA LICENSE OF BOSTON, INC.
                                 DP MEDIA LICENSE OF MARTINSBURG, INC.
                                 DP MEDIA LICENSE OF MILWAUKEE, INC.
                                 DP MEDIA LICENSE OF RALEIGH DURHAM, INC.
                                 DP MEDIA OF BATTLE CREEK, INC.
                                 DP MEDIA OF BOSTON, INC.
                                 DP MEDIA OF MARTINSBURG, INC.
                                 DP MEDIA OF MILWAUKEE, INC.
                                 DP MEDIA OF RALEIGH DURHAM, INC.
                                 DP MEDIA OF ST. LOUIS, INC.
                                 FLAGLER PRODUCTIONS, INC
                                 HISPANIC BROADCASTING, INC.
                                 IRON MOUNTAIN PRODUCTIONS, INC.
                                 OCEAN STATE TELEVISION, LLC
                                 PAX HITS PUBLISHING, INC.
                                 PAX INTERNET, INC.
                                 PAX NET TELEVISION PRODUCTIONS, INC.
                                 PAX NET, INC.
                                 PAXSON AKRON LICENSE, INC.
                                 PAXSON ALBANY LICENSE, INC.
                                 PAXSON ALBUQUERQUE LICENSE, INC.
                                 PAXSON ATLANTA LICENSE, INC.
                                 PAXSON BIRMINGHAM LICENSE, INC.
                                 PAXSON BOSTON LICENSE, INC.
                                 PAXSON BOSTON-68 LICENSE, INC.
                                 PAXSON BUFFALO LICENSE, INC.
                                 PAXSON CEDAR RAPIDS LICENSE, INC.



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                                  PAXSON CHARLESTON LICENSE, INC.
                                  PAXSON CHICAGO LICENSE, INC.
                                  PAXSON COMMUNICATIONS LICENSE COMPANY, LLC
                                  PAXSON COMMUNICATIONS LPTV, INC.
                                  PAXSON COMMUNICATIONS MANAGEMENT COMPANY, INC. PAXSON COMMUNICATIONS OF AKRON-23, INC.
                                  PAXSON COMMUNICATIONS OF ALBANY-55, INC.
                                  PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC. PAXSON COMMUNICATIONS OF ATLANTA-14, INC. PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC. PAXSON COMMUNICATIONS OF BOSTON-46, INC. PAXSON COMMUNICATIONS OF BOSTON-60, INC. PAXSON COMMUNICATIONS OF BOSTON-68, INC. PAXSON COMMUNICATIONS OF BUFFALO-51, INC. PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC. PAXSON COMMUNICATIONS OF CHARLESTON-29, INC. PAXSON COMMUNICATIONS OF CHICAGO-38, INC. PAXSON COMMUNICATIONS OF DALLAS-68, INC. PAXSON COMMUNICATIONS OF DAVENPORT-67, INC. PAXSON COMMUNICATIONS OF DENVER-59, INC. PAXSON COMMUNICATIONS OF DES MOINES-39, INC. PAXSON COMMUNICATIONS OF DETROIT-31, INC. PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC. PAXSON COMMUNICATIONS OF FRESNO-61, INC. PAXSON COMMUNICATIONS OF GREENSBORO-16, INC. PAXSON COMMUNICATIONS OF GREENVILLE-38, INC. PAXSON COMMUNICATIONS OF HONOLULU-66, INC. PAXSON COMMUNICATIONS OF HOUSTON-49, INC. PAXSON COMMUNICATIONS OF JACKSONVILLE-21, INC. PAXSON COMMUNICATIONS OF JACKSONVILLE-35, INC. PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC. PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC. PAXSON COMMUNICATIONS OF LEXINGTON-67, INC. PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC. PAXSON COMMUNICATIONS OF LOUISVILLE-21, INC. PAXSON COMMUNICATIONS OF MEMPHIS-50, INC. PAXSON COMMUNICATIONS OF MIAMI-35, INC.
                                  PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC. PAXSON COMMUNICATIONS OF MOBILE-61, INC. PAXSON COMMUNICATIONS OF NASHVILLE-28, INC. PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC. PAXSON COMMUNICATIONS OF NEW YORK-31, INC.



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                                PAXSON COMMUNICATIONS OF NORFOLK-49, INC.
                                PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC. PAXSON COMMUNICATIONS OF ORLANDO-56, INC.
                                PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC. PAXSON COMMUNICATIONS OF PHOENIX-13, INC.
                                PAXSON COMMUNICATIONS OF PHOENIX-51, INC.
                                PAXSON COMMUNICATIONS OF PITTSBURGH-40, INC.
                                PAXSON COMMUNICATIONS OF PORTLAND-22, INC.
                                PAXSON COMMUNICATIONS OF PORTLAND-23, INC.
                                PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.
                                PAXSON COMMUNICATIONS OF ROANOKE-38, INC.
                                PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC.
                                PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC. PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC. PAXSON COMMUNICATIONS OF SAN JOSE-65, INC. PAXSON COMMUNICATIONS OF SAN JUAN, INC.
                                PAXSON COMMUNICATIONS OF SCRANTON-64, INC.
                                PAXSON COMMUNICATIONS OF SEATTLE-33, INC.
                                PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC.
                                PAXSON COMMUNICATIONS OF SPOKANE-34, INC.
                                PAXSON COMMUNICATIONS OF ST. CROIX-15, INC.
                                PAXSON COMMUNICATIONS OF SYRACUSE-56, INC.
                                PAXSON COMMUNICATIONS OF TAMPA-66, INC.
                                PAXSON COMMUNICATIONS OF TUCSON-46, INC.
                                PAXSON COMMUNICATIONS OF TULSA-44, INC.
                                PAXSON COMMUNICATIONS OF WASHINGTON-66, INC.
                                PAXSON COMMUNICATIONS OF WAUSAU-46, INC.
                                PAXSON COMMUNICATIONS OF WEST PALM BEACH-67,
                                INC.
                                PAXSON COMMUNICATIONS TELEVISION, INC.
                                PAXSON DALLAS LICENSE, INC.
                                PAXSON DAVENPORT LICENSE, INC.
                                PAXSON DENVER LICENSE, INC.
                                PAXSON DES MOINES LICENSE, INC.
                                PAXSON DETROIT LICENSE, INC.
                                PAXSON DEVELOPMENT, INC.
                                PAXSON FAYETTEVILLE LICENSE, INC.
                                PAXSON FRESNO LICENSE, INC.
                                PAXSON GREENSBORO LICENSE, INC.
                                PAXSON GREENVILLE LICENSE, INC.
                                PAXSON HAWAII LICENSE, INC.
                                PAXSON HOUSTON LICENSE, INC.
                                PAXSON JACKSONVILLE LICENSE, INC.



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                                PAXSON JAX LICENSE, INC.
                                PAXSON KANSAS CITY LICENSE, INC.
                                PAXSON KNOXVILLE LICENSE, INC.
                                PAXSON LEXINGTON LICENSE, INC.
                                PAXSON LOS ANGELES LICENSE, INC.
                                PAXSON MERCHANDISING & LICENSING, INC.
                                PAXSON MIAMI-35 LICENSE, INC.
                                PAXSON MINNEAPOLIS LICENSE, INC.
                                PAXSON MOBILE LICENSE, INC.
                                PAXSON NEW YORK LICENSE, INC.
                                PAXSON NORFOLK LICENSE, INC.
                                PAXSON OKLAHOMA CITY LICENSE, INC.
                                PAXSON ORLANDO LICENSE, INC.
                                PAXSON PHILADELPHIA LICENSE, INC.
                                PAXSON PHOENIX LICENSE, INC.
                                PAXSON PORTLAND LICENSE, INC.
                                PAXSON PRODUCTIONS, INC.
                                PAXSON ROANOKE LICENSE, INC.
                                PAXSON SACRAMENTO LICENSE, INC.
                                PAXSON SALEM LICENSE, INC.
                                PAXSON SALT LAKE CITY LICENSE, INC.
                                PAXSON SAN ANTONIO LICENSE, INC.
                                PAXSON SAN JOSE LICENSE, INC.
                                PAXSON SCRANTON LICENSE, INC.
                                PAXSON SEATTLE LICENSE, INC.
                                PAXSON SHREVEPORT LICENSE, INC.
                                PAXSON SPOKANE LICENSE, INC.
                                PAXSON SPORTS OF MIAMI, INC.
                                PAXSON ST. CROIX LICENSE, INC.
                                PAXSON SYRACUSE LICENSE, INC.
                                PAXSON TAMPA-66 LICENSE, INC.
                                PAXSON TELEVISION PRODUCTIONS, INC.
                                PAXSON TELEVISION, INC.
                                PAXSON TENNESSEE LICENSE, INC.
                                PAXSON TULSA LICENSE, INC.
                                PAXSON WASHINGTON LICENSE, INC.
                                PAXSON WAUSAU LICENSE, INC.
                                PCC DIRECT, INC.
                                RDP COMMUNICATIONS LICENSE OF INDIANAPOLIS, INC. RDP COMMUNICATIONS OF INDIANAPOLIS, INC.
                                RDP COMMUNICATIONS, INC.
                                TRAVEL CHANNEL ACQUISITION CORPORATION




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                                    By____________________________
                                        Name: William L. Watson
                                        Title: Secretary of each of such
                                               Subsidiary Guarantors

                                    AMERICA 51, L.P.

                                    By:     Paxson Communications of Phoenix-51,
                                            Inc., its General Partner and
                                            Limited Partner
                                    By:     Paxson Communications Television,
                                            Inc., its Limited Partner


                                    By____________________________
                                        Name: William L. Watson
                                        Title: Secretary of such General and
                                               Limited Partners

                                    TRUSTEE:

                                    THE BANK OF NEW YORK as Trustee


                                    By____________________________
                                        Name:
                                        Title:



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